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Exhibit 24 - Consent of Patent Counsel
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I hereby consent to the reference to me in this Annual Report - Form 10-K of
Irvine Sensors Corporation under the section entitled "Patents, Trademarks and Licenses."

/s/  Thomas J. Plante
     THOMAS J. PLANTE, Esq.

Irvine, California
January 8, 1999